EXHIBIT 10.1

XINHUA CHINA LTD.
A-11 Chaowai Men Property Trade Center Office Building
No. 26 Chaoyangmen Wai St., Chaoyang District
Beijing, P.R. China  100020
Tel: 86-10-85656588

July 7, 2006

_________________
_________________
_________________
_________________

Dear Sir:

Re:      AGREEMENT TO CANCEL TWO MILLION FIVE HUNDRED THOUSAND
            (2,500,000) SHARES OF COMMON STOCK OF XINHUA CHINA LTD. (THE
            “COMPANY”) REGISTERED IN THE NAME OF __________________ UPON
             REDUCTION OF THE COMPANY’S INTEREST IN XINHUA C&D TO 7.96%

Subject to and in accordance with the terms and conditions contained herein, this binding letter agreement (the “Agreement”) will set forth the basic understanding, terms and conditions relating to the cancellation of 2,500,000 of the ____________ shares of common stock of the Company registered in the name of ___________________ as evidenced by share certificate no. ______ upon the reduction of the Company’s interest in Xinhua C&D to 7.96%.

1.         Cancellation of shares.     __________________ hereby agrees that within three business days after the Board of Directors of the Company approves the agreement between the Company and Xinhua C&D for the Company to reduce its interest in Xinhua C&D to 7.96% __________________ will surrender for cancellation and return to the Company’s treasury 2,500,000 of the ___________ shares of common stock of the Company registered in the name of __________________.  In addition, __________________ hereby agrees to provide the Company with an irrevocable stock power of attorney which will set out the transfer of 2,500,000 shares of the Company’s common stock from the _____________ shares registered in __________________ name on share certificate #______ to the Company, which __________________ will have medallion stamped by a brokerage house or have his signature guaranteed by a bank or notary public that is acceptable to the Company and it’s transfer agent.  A copy of the irrevocable stock power of attorney is attached hereto as Schedule “A”.

2.         Execution in Counterparts.     This Agreement may be executed in original or counterpart form, delivered by facsimile or otherwise, and when executed by the parties as aforesaid, shall be deemed to constitute one agreement and shall take effect as such.

3.         Governing Law.     The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia.

Yours very truly,
XINHUA CHINA LTD.

Per:
            Signing officer of the Company

If __________________ wishes to accept the terms and conditions set forth above, please execute this Agreement and fax a copy of the executed Agreement to Devlin Jensen, Attention: Michael Shannon at (604) 684-0916 as well as return an originally signed copy to the Company.  Upon such execution and return, this Agreement shall constitute a binding agreement upon the parties.

                                                                                                Dated: July __, 2006
__________________ , shareholder of
Xinhua China Ltd.